UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 9, 2026

XOMA ROYALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	001-39801	52-2154066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Powell Street, Suite 310

Emeryville, California 94608

(Address of Principal Executive Offices)

(510) 204-7200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0075 par value	XOMA	The Nasdaq Global Market
8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 per share	XOMAP	The Nasdaq Global Market
Depositary Shares (each representing 1/1000th interest in a share of 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05 per share)	XOMAO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed as a supplement to the Current Report on Form 8-K filed by XOMA Royalty Corporation on February 9, 2026 to disclose additional information regarding the Legacy Assets of Generation Bio (as such terms are defined below).

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, XOMA Royalty Corporation (“XOMA Royalty”) entered into an Agreement and Plan of Merger, dated December 15, 2025 (the “Merger Agreement”), with Generation Bio Co., a Delaware corporation (the “Company” or “Generation Bio”), and XRA 7 Corp., a Delaware corporation and a wholly owned subsidiary of XOMA Royalty (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on February 6, 2026, XOMA Royalty and Merger Sub completed a tender offer to acquire all of Generation Bio’s issued and outstanding shares (the “Company Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), for (i) $4.2913 per Company Share, payable in cash, without interest and less any applicable tax withholding (such amount, the “Cash Amount”), plus (ii) one non-tradeable contingent value right per Company Share (each, a “CVR”), which represents the right to receive certain potential payments in cash in accordance with the terms and subject to the conditions of the Contingent Value Rights Agreement, dated February 9, 2026 (the “CVR Agreement”), by and among XOMA Royalty, Merger Sub, and Broadridge Corporate Issuer Solutions, LLC (“Broadridge”), a Pennsylvania limited liability company, as rights agent (the Cash Amount plus one CVR, together, the “Offer Price”), all upon the terms and subject to the conditions described in the Offer to Purchase, dated January 9, 2026 (together with any amendments or supplements thereto, the “Offer to Purchase”), and in the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal,” which, together with the Offer to Purchase, constituted the “Offer”), copies of which are attached to the Tender Offer Statement on Schedule TO filed with the United States Securities and Exchange Commission (the “SEC”) on January 9, 2026 as exhibits (a)(1)(A) and (a)(1)(B), respectively.

The Offer and related withdrawal rights expired as scheduled, one minute after 11:59 p.m. Eastern Time on Friday, February 6, 2026 (such date and time, the “Expiration Time”), and the Offer was not extended. According to Broadridge, the depositary and paying agent for the Offer, as of the Expiration Time, a total of 4,722,533 Company Shares were validly tendered, and not validly withdrawn pursuant to the Offer, representing approximately 70% of the outstanding Company Shares. All conditions to the Offer, including the Minimum Tender Condition (as defined in the Merger Agreement), were satisfied or waived and XOMA Royalty and Merger Sub accepted for payment all Company Shares validly tendered and not validly withdrawn in the Offer.

XOMA Royalty completed the acquisition of Generation Bio on February 9, 2026, by causing Merger Sub to merge with and into Generation Bio (the “Merger”) pursuant to the Merger Agreement without a vote of the Generation Bio stockholders in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”). At the effective time of the Merger (the “Effective Time”), Merger Sub was merged with and into Generation Bio, the separate existence of Merger Sub ceased and Generation Bio continued as a wholly owned subsidiary of XOMA Royalty (the “Surviving Corporation”). At the Effective Time, each Company Share issued and outstanding immediately prior to the Effective Time (other than Company Shares (i) owned by Generation Bio, XOMA Royalty, Merger Sub or any direct or indirect wholly owned subsidiary of XOMA Royalty or Merger Sub prior to the Effective Time, (ii) irrevocably accepted for payment pursuant to the Offer, or (iii) held by any stockholder who is entitled to demand and has properly demanded the appraisal of such Company Shares in accordance with, and in compliance in all respects with, the DGCL) was automatically cancelled, extinguished and converted into the right to receive an amount in cash equal to the Offer Price (including the CVR), without interest.

In addition, pursuant to the terms of the Merger Agreement, immediately prior to the Offer Closing Time (as defined in the Merger Agreement), (i) each Generation Bio stock option to purchase Company Shares with a per share exercise price less than the Cash Amount (each, an “In-the-Money Option”) that was outstanding as of immediately prior to the Offer Closing Time accelerated and became fully vested and was by virtue of the Merger automatically cancelled and terminated and converted into the right to receive, subject to the terms of the Merger Agreement, an amount in cash (without interest) equal to the product obtained by multiplying (1) the excess of the Cash Amount over the exercise price per share of the Common Stock underlying such In-the-Money Option at the Effective Time by (2) the number of shares of Common Stock underlying such In-the-Money Option at the Effective Time and (ii) each Generation Bio stock option to purchase Company Shares with a per share exercise price equal to or greater than the Cash Amount (each, an “Out of the Money Option”) that was outstanding as of immediately prior to the Offer Closing Time by virtue of the Merger was automatically cancelled for no consideration and the holder thereof shall have no further rights with respect thereto, subject to the terms of the Merger Agreement. Prior to the Effective Time, in accordance with the Merger Agreement, each Generation Bio restricted stock unit award that was outstanding but not vested became immediately vested in full and was settled by issuing to the holder of the restricted stock unit award a number of shares of Common Stock equal to the number of Company Shares underlying such Generation Bio restricted stock unit award immediately prior to such settlement, subject to applicable withholdings for taxes that were satisfied by net share settlement. The settled Generation Bio restricted stock unit awards were treated at the Effective Time in the same manner as all other Common Stock.

At the Effective Time and pursuant to the Merger Agreement, XOMA Royalty acquired the cash remaining on Generation Bio’s balance sheet, any remaining de minimis assets, approximately $98.0 million of tax deductions under Section 174 of the U.S. Internal Revenue Code of 1986, as amended, and certain legacy assets (the “Legacy Assets”) related to Generation Bio’s lipid nanoparticle system (“LNP”). XOMA Royalty does not have plans to continue any preclinical development of the Legacy Assets or integrate Generation Bio’s legacy business into its own. XOMA Royalty intends to seek to dispose of the legacy assets that are not subject to the Collaboration and License Agreement, dated March 23, 2023, by and between Generation Bio and ModernaTX, Inc. (“Moderna”), as amended (the “Moderna Agreement”), for the benefit of CVR holders. To the extent XOMA Royalty is successful of disposing of the Legacy Assets, CVR holders will be able to receive additional consideration for such assets pursuant to the CVR Agreement described below. No proceeds were received from any dispositions prior to the Effective Time. Under the terms of the Moderna Agreement, Moderna is responsible for the development, manufacturing, and commercialization of products comprising LNP delivery systems and nucleic acid payloads. Generation Bio has no further involvement with the program beyond the potential receipt of payments under the Moderna Agreement.

Under the Moderna Agreement, Generation Bio was entitled to receive tiered royalties: (i) ranging from high-single-digits to low-double-digits on sales of licensed products that are directed to any liver target or non-liver target with respect to which Moderna has exercised its exclusive license option, and (ii) in the single digits on sales of products comprising LNP delivery systems and nucleic acid payloads directed to gene and protein targets in any of certain agreed-upon immune cell types.

The cell-targeted LNP programs are currently in preclinical development. Prior to the closing of the Merger (the “Closing”), Generation Bio earned $40.0 million in an upfront payment and $7.5 million in prepaid research funding under the Moderna Agreement and is eligible to receive up to an additional approximately $1.8 billion upon the achievement of development, regulatory, commercial, and sales milestone events. The next milestone payment of $7.5 million would be triggered under the Moderna Agreement if and when Moderna exercises the exclusive target option. XOMA Royalty does not expect that such milestone payment will be triggered in the next 12 months, and XOMA Royalty does not expect that Moderna will exercise its options on the liver and non-liver targets under the Moderna Agreement. XOMA Royalty will have no involvement in clinical development, if any, and Moderna’s timeline is unknown at this time. There are no on-going or anticipated future research obligations under the Moderna Agreement.

The future success of any programs relating to LNP delivery systems and nucleic payloads, and any resulting payments to Generation Bio, is subject to both the uncertainty of preclinical and clinical development and whether the programs will demonstrate efficacy, as well as decisions at Moderna about which of its programs Moderna chooses to advance within its portfolio, regardless of preclinical and clinical trial results.

XOMA Royalty has agreed to use commercially reasonable efforts for a period of two years after the Closing to enter into an agreement for, or the sale, transfer, license or other disposition of, certain intellectual property rights of Generation Bio for the benefit of Generation Bio’s stockholders pursuant to the terms of the CVR Agreement. Each CVR represents a non-tradeable contractual contingent right to receive cash payments, subject to reduction for any applicable tax withholding (each a “CVR Payment”), in each of the following circumstances:

•

If Generation Bio’s net cash, as finally determined no later than 120 days following the Closing pursuant to the procedures set forth in the CVR Agreement (the “Final Net Cash”), exceeds $29.0 million (the “Signing Net Cash”), CVR holders will receive their pro rata share of such excess (without interest), payable no later than 30 days following the determination of Final Net Cash; provided, that if the Final Net Cash is less than the Signing Net Cash, the proceeds otherwise payable under other CVR Payments will be reduced by the amount of such shortfall, if any; plus

•

If, following the Closing, Generation Bio recovers or realizes amounts related to the settlement or termination of that certain Lease, dated August 2, 2018 and as subsequently amended, between the Company and BMR-Rogers Street LLC (the “Binney Landlord”) regarding the premises located on the first floor and the fourth floor of the building at 301 Binney Street, Cambridge, Massachusetts (the “Binney Lease”), CVR holders will receive their pro rata share of such proceeds, including the return of the security deposit by the Binney Landlord, which equals $2,051,444 after deducting any amount used, applied or retained by the Binney Landlord pursuant to the Binney Lease and, if the amount by which the Binney Lease Arrangement Amount (as defined the CVR Agreement) exceeds the final termination or settlement amount by more than $10 million, then 100% of the first $10 million of such excess and 90% of any remaining excess, or if such termination or settlement amount is $10 million or less of the Binney Lease Arrangement Amount, then 90% of such total settlement or termination amount and in each case, inclusive of any interest accrued on the Binney Lease Arrangement Amount in excess of $500,000, net of (i) any amounts used or retained by the Binney Landlord and (ii) reasonable and documented out-of-pocket costs and expenses incurred by Generation Bio in connection with the termination or settlement of the Binney Lease, if any; plus

•

If XOMA Royalty sells, licenses, or otherwise monetizes certain legacy intellectual property assets within five years after the Closing, CVR holders will receive payments for their pro rata share of the net proceeds (without interest) during the 10-year CVR period, with such payments declining over time, starting at 70% of net proceeds for transactions in years 1-2 following the Closing, 60% in years 3-4 following the Closing, 50% in years 5-6 following the Closing, and 30% in years 7-10 following the Closing; provided, that if there remain any unused funds in the Legacy Assets Maintenance Fund (as defined in the CVR Agreement) following the tenth anniversary of the Closing (the “CVR Expiration Date”) (such funds, the “Remaining Funds”), then 100% of such Remaining Funds, if any; and

•

If XOMA Royalty receives proceeds under the existing Moderna Agreement during the 10-year CVR period, CVR holders will receive a declining percentage of those proceeds (without interest), starting at 90% in years 1-3 following the Closing, 80% in years 4-5 following the Closing, 70% in years 6-7 following the Closing, and 50% in years 8-10 following the Closing, if any.

XOMA Royalty estimates the value of the proceeds that would be payable under the CVR Agreement at $0.81 per Company Share, which is a result of Final Net Cash exceeding Signing Net Cash. Such estimate did not assign any value to the Legacy Assets because of the significant uncertainty associated with early-stage development of pre-clinical therapies, where ultimate economic value depends on scientific, regulatory, commercial, temporal, and structural factors that are almost entirely outside the control of Generation Bio or XOMA Royalty. The receipt of proceeds from the Moderna Agreement is dependent on the achievement of specified preclinical, clinical, regulatory, or commercial milestones that require the underlying asset to successfully advance through multiple successive phases of human testing, secure regulatory approval in one or more major jurisdictions, and achieve minimum sales thresholds, and the overall probability of achievement of such milestones is estimated to be near-zero.

The foregoing descriptions of the Merger Agreement, the CVR Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the CVR Agreement, copies of which are filed as Exhibit 2.1 and Exhibit 2.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01	Other Events.

On February 9, 2026, XOMA Royalty issued a press release announcing the completion of the Merger. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 15, 2025, by and among XOMA Royalty Corporation, Generation Bio Co. and XRA 7 Corp.*

2.2	Contingent Value Rights Agreement, dated February 9, 2026, by and among XOMA Royalty Corporation, XRA 7 Corp., and Broadridge Corporate Issuer Solutions, LLC.

99.1	Press Release issued by XOMA Royalty Corporation on February 9, 2026 (incorporated herein by reference to Exhibit (a)(5)(B) to the Schedule TO-T/A filed by XOMA Royalty Corporation on February 9, 2026).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain exhibits, annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits, annexes and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA ROYALTY CORPORATION

Date: April 27, 2026	By:	/s/ Owen Hughes
	Name:	Owen Hughes
	Title:	Chief Executive Officer